Seer Reports First Quarter 2025 Financial Results and Reiterates Full Year 2025 Outlook

Revenue grew 37%, driven by increased product sales and service revenue

REDWOOD CITY, Calif. May 13, 2025 – Seer, Inc. (Nasdaq: SEER), a leading life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the first quarter ended March 31, 2025.

Recent Highlights

•
Achieved revenue of $4.2 million for the first quarter of 2025
•
Secured a significant contract with a new customer to run a 10,000-sample study in collaboration with Discovery Life Sciences
•
Accelerated third-party validation of platform through increasing number of customer publications, webinars, preprints and reviews
•
Ended the quarter with approximately $285 million of cash, cash equivalents and investments

“We are proud of our strong first quarter performance, especially in light of the persistent macroeconomic headwinds impacting the life sciences industry,” said Omid Farokhzad, Chair and CEO of Seer. “Momentum around the Proteograph Product Suite continues to build, and we shipped as many instruments in the first quarter of 2025 as we did in all of 2024. Our mission has always been to enable deep, unbiased proteomics at population scale, driven by our belief that the biological insights unlocked would have a meaningful impact on human health. While we expect near-term volatility to persist until the broader macro environment stabilizes, our long-term vision remains unchanged.”

First Quarter 2025 Financial Results

Revenue was $4.2 million for the first quarter of 2025, a 37% increase from $3.1 million for the corresponding prior year period, primarily due to higher product sales and service revenue in the quarter. Product revenue for the first quarter of 2025 was $2.9 million, including $5 thousand of related party revenue, and consisted of sales of Proteograph instruments and consumable kits. Service revenue was $1.2 million for the first quarter of 2025, including $47 thousand of related party revenue, and primarily consisted of revenue related to Seer Technology Access Center service projects. Other revenue was $60 thousand for the first quarter of 2025.

Gross profit was $2.1 million and gross margin was 49% for the first quarter of 2025.

Operating expenses were $22.8 million for the first quarter of 2025, including $4.5 million of stock-based compensation, a decrease of 14% compared to $26.6 million for the corresponding prior year period, including $7.2 million of stock-based compensation. The decrease in operating expenses was primarily driven by a decrease in stock-based compensation and laboratory expenses.

Net loss was $19.9 million for the first quarter of 2025, compared to $20.7 million for the corresponding prior year period.

Cash, cash equivalents and investments were approximately $285 million as of March 31, 2025.

2025 Guidance

Seer continues to expect full year 2025 revenue to be in the range of $17 million to $18 million, representing growth of 24% at the midpoint over full year 2024.

Webcast Information

Seer will host a conference call to discuss the first quarter 2025 financial results on Tuesday, May 13, 2025 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer

Seer is a life sciences company developing transformative products that open a new gateway to the proteome. Seer’s Proteograph™ Product Suite is an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy to use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be incorporated by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s expectations for future results of operations and its financial position, business strategy, partnerships, adoption of our products and outlook for fiscal year 2025. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (SEC) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Carrie Mendivil

investor@seer.bio

Media Contact:

Patrick Schmidt

pr@seer.bio

SEER, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Product	$2,890	$1,668
Service	1,203	408
Related party	52	954
Other	60	36
Total revenue	4,205	3,066
Cost of revenue:
Product	1,374	991
Service	531	269
Related party	70	312
Other	169	133
Total cost of revenue	2,144	1,705
Gross profit	2,061	1,361
Operating expenses:
Research and development	11,350	12,265
Selling, general and administrative	11,442	14,288
Total operating expenses	22,792	26,553
Loss from operations	(20,731)	(25,192)
Other income (expense):
Interest income	3,217	4,586
Loss on equity method investment	(1,575)	—
Other expense	(758)	(73)
Total other income	884	4,513
Loss before provision for income taxes	(19,847)	(20,679)
Provision for income taxes	101	—
Net loss	$(19,948)	$(20,679)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	169	(329)
Comprehensive loss	$(19,779)	$(21,008)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.34)	$(0.32)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	59,408,711	64,586,056

SEER, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$52,445	$40,753
Short-term investments	187,280	195,657
Accounts receivable, net	4,090	3,997
Related party receivables	52	379
Other receivables	1,212	1,853
Inventory	7,070	7,436
Prepaid expenses and other current assets	3,118	3,248
Total current assets	255,267	253,323
Long-term investments	45,579	63,103
Operating lease right-of-use assets	22,228	22,791
Property and equipment, net	17,039	18,575
Restricted cash	524	524
Other assets	6,624	8,281
Total assets	$347,261	$366,597
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,450	$4,621
Accrued expenses	5,916	7,937
Deferred revenue	413	408
Operating lease liabilities, current	2,376	2,312
Other current liabilities	41	50
Total current liabilities	13,196	15,328
Operating lease liabilities, net of current portion	23,028	23,652
Other noncurrent liabilities	31	48
Total liabilities	36,255	39,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of March 31, 2025 and December 31, 2024; zero shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 55,385,066 and 55,083,123 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 4,044,969 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	723,020	719,804
Accumulated other comprehensive gain	305	136
Accumulated deficit	(412,320)	(392,372)
Total stockholders’ equity	311,006	327,569
Total liabilities and stockholders’ equity	$347,261	$366,597